UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

September 30, 2009

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	505 8th Avenue S.W. Calgary, AB T2P 1G2 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement

On October 5, 2009, the Company announced the completion of the acquisition of assets described under Item 2.01 of this Form 8-K, and the entry into material definitive agreements that have created direct financial obligations which are more fully described under Item 2.03 in this Form 8-K.

Item 2.01  Completion of Acquisition of Assets

On September 30, 2009, the registrant’s majority controlled subsidiary, Cougar Energy, Inc. (“Cougar”), completed the acquisition from an unrelated private company of wells, facilities and production operations in and adjacent to the CREEnergy project in Alberta, Canada previously reported on Form 8-K filed August 25, 2009.

The acquisition includes 11 producing wells, 21 suspended wells, and associated production, water disposal and pipeline facilities. The existing wells and reserves are located in the Trout field. Current gross production is approximately 170 barrels of oil per day. Cougar will be actively working this fall and winter to maximize production and revenue. Based on the independent look ahead engineering report effective date June 30, 2009 as provided by the private company, the estimated proved and probable oil reserves are approximately CAD$7,250,000 (Net Present Value 10% discount). Cougar will have updated reserve report information available in the near future.

The total purchase price of the acquisition is CAD$6 million of which CAD$1 million was paid at closing and CAD$5 million is payable under a debt instrument more fully described under Item 2.03 of this Form 8-K.

The CAD$1 million paid by Cougar at closing was provided by the registrant under the terms of a credit agreement  more fully described under Item 2.03 of this Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation

Under the terms of the Purchase and Sale Agreement (“PSA”) entered into by Cougar in connection with the completion of the acquisition of assets described in Item 2.01, Cougar became indebted to the vendor on September 30, 2009 in the amount of CAD$5 million, which amount is payable in monthly instalments commencing January 1, 2010 and continuing until March 1, 2014. The monthly instalments comprise CAD$300,000 due January 1, 2010 and then monthly payments of CAD$70,000 for the balance of 2010, CAD$85,000 for 2011, CAD$100,000 for 2012, CAD$115,000 for 2013 and CAD$130,000 until March, 2014. The debt is non-interest bearing and is prepayable on a semi-annual basis until paid in full. The registrant has guaranteed Cougar’s obligations under the PSA. The acquired properties are pledged as security for the debt to the vendor and are subrogated to the Ionic indebtedness.

On September 30, 2009, the registrant entered into an agreement (“Credit Agreement”) with Ionic Capital Corp. (“Ionic”) under the terms of which Ionic provided CAD$1,350,000 for Kodiak to fund Cougar and enable it to close the asset acquisition described under Item 2.01 of this Form 8-K. The proceeds of the loan were used to pay the CAD$1 million due on closing and other costs associated with the closing. The terms of the Credit Agreement include interest to be paid monthly to Ionic at the rate of 12% per annum and the issue of 383,188 common shares of Kodiak based on the 10 day weighted average market close price on September 25, 2009, less 10% discount to market. The debt is repayable no later than June 30, 2010 and is prepayable until maturity on the last business day of any month, without penalty, with ten business days’ prior notice. Cougar has guaranteed Kodiak’s obligations under the Credit Agreement

Item 8.01  Other Events.

On October 5, 2009, the Company announced that its majority controlled subsidiary, Cougar Energy, Inc., has closed the property acquisition previously reported on Form 8-K filed August 12, 2009. This acquisition, from an unrelated private company comprises wells, facilities and production with operations in and adjacent to the CREEnergy project. and adds 2 producing wells, 4 suspended wells, and associated production facilities. The existing wells and reserves are located in the Kidney and Equisetum fields.  Current gross production is approximately 20 barrels of oil per day.  Based on the April 1, 2009 engineering report provided by the private company, the estimated net present value (10%) of proved and probable oil reserves is CAD$459,000.

This acquisition was funded with CAD$100,000 cash payable in 18 equal monthly instalments commencing at closing and the issuance to the private company of 155,000 common shares of Cougar at Cdn.$1.30 per share. The shares are subject to a two year escrow agreement.

The Corporation also announced that Cougar's working interest partner in the Lucy project was unable to complete the financing to the agreement previously reported on Form 8-K filed April 17, 2009. As default payment, Cougar has accepted the transfer of the partner’s Alexander and Crossfield, Alberta producing properties. The properties have an estimated average production of 15 barrels of oil equivalent per day. Cougar will update the reserve report information as soon as possible.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
To be filed at a later date by amendment to this Form 8-K.

(b)	Pro forma financial information.
To be filed at a later date by amendment to this Form 8-K.

(c)	Exhibits.
99.1 First Press Release dated October 5, 2009.
99.2 Second Press Release dated October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: October 6, 2009	By:	/s/ William S. Tighe William S. Tighe Chief Executive Officer & President